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                                                                   EXHIBIT 10(c)

                        THE MPW INDUSTRIAL SERVICES, INC.
                             1991 STOCK OPTION PLAN


         WHEREAS, MPW Industrial Services, Inc. (the "Company") desires to attract capable executives, key employees, officers and directors and to provide long range inducements for them to remain in the service of the Company and its subsidiaries and affiliates, to perform effectively, and to acquire a permanent stake in the Company with the interest and outlook of owners; and

         WHEREAS, the Company has determined that these objectives will be promoted by granting executives, key employees, officers and directors options to acquire shares of the Common Stock of the Company;

         NOW, THEREFORE, the Company hereby adopts the MPW Industrial Services, Inc. 1991 Stock Option Plan on the following terms and conditions:

         SECTION 1. DEFINITIONS. The following terms have the following meanings when used in this Plan, in both singular and plural forms:

         BOOK VALUE means, as of the date of determination, the sum of (a) the shareholders' equity of the Company as determined by the audited balance sheet of the then most recently ended fiscal year, less, if the Company is at the date of such balance sheet an S corporation, the deferred taxes that would have been imposed if the Company had revoked its status as an S corporation for that fiscal year plus, if the following is a positive number (b) the aggregate shareholders' equity of Convex Systems, Inc., Labor Support Services, Inc., and MPW Industrial Services Ltd., as determined by the appropriate corporation's audited balance sheet of the then most recently ended fiscal year, less if any of such corporations are at the date of such balance sheet an S corporation, the deferred taxes that would have been imposed if such corporation had revoked its status as an S corporation for that fiscal year.

         "CODE" means the Internal Revenue Code of 1986, as now in effect or hereafter amended and as now or hereafter interpreted, construed and applied by regulations, rulings and cases.

         "COMMITTEE" means the Committee established under Section 6 to administer the Plan.

         "COMPANY" means MPW Industrial Services, Inc., an Ohio corporation.

         "DATE OF GRANT" means the date an Option is granted.

         "EFFECTIVE DATE" means September 12, 1991.

         "EMPLOYEE" means any key management or highly compensated employee of an Employer.

         "EMPLOYER" means the Company and any corporation which is a subsidiary corporation, as defined in Section 424(f) of the Code, of the Company.


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         "FAIR MARKET VALUE" means the per share value of the Shares which is equal to a fraction, the numerator of which is twice the Book Value as of the date of determination, and the denominator of which is the number of Shares issued and outstanding as of the date of determination. If options, warrants or other rights may be converted into Shares as of the date of determination, to the extent that the per share conversion price of such instruments is less than the Fair Market Value as originally calculated, the formula in the preceding sentence will be adjusted to include (a) the number of Shares that may be obtained by the conversion of such instruments into Shares in the denominator and (b) twice the aggregate price of converting such instruments in the Book Value in the numerator.

         "HOLDER" means an Optionee or any other person or entity entitled to exercise an Option.

         "INCENTIVE OPTION" means an Option which is subject to Section 3.4.

         "MANAGEMENT DIRECTOR" means each person who is a director of the Company and is otherwise employed by an Employer.

         "NONEMPLOYEE OFFICER" means each person who is an officer of the Company and not otherwise employed by an Employer.

         "NONINCENTIVE OPTION" means any Option which is not an Incentive
Option.

         "NONMANAGEMENT DIRECTOR" means each person who is a director of the Company and not otherwise employed by an Employer.

         "NOTICE OF EXERCISE" means a notice of exercise of an Option in a form determined by the Committee.

         "OPTION" means any right to purchase Shares granted under the Plan.

         "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms of an Option.

         "OPTION PRICE" means the price per Share at which an Option is exercisable.

         "OPTIONEE" means an Employee, Nonemployee Officer, Management Director or Nonmanagement Director to whom an Option has been granted under the Plan.

         "PLAN" means The MPW Industrial Services, Inc. 1991 Stock Option Plan, as set forth herein or as hereafter amended from time to time.

         "SHARES" means common shares, without par value, of the Company.

         "SUBSTANTIAL SHAREHOLDER" means an Employee or Management Director owning more than 10% of the total combined voting power of all classes of stock of any Employer, taking into account all stock considered to be owned under
Section 424 of the Code.


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         "TAX OFFSET PAYMENT" means a right to receive a payment from the
Company in the amount and under the circumstances described in Section 4.

         "TERMINATION" means, (a) in the case of each Employee, termination of employment with all Employers for any reason; (b) in the case of each Nonmanagement Director, termination of the Optionee's status as a director of the Company for any reason, (c) in the case of a Management Director, both (a) and (b) above, and (d) in the case of a Nonemployee Officer, termination of the Optionee's status as an officer of the Company for any reason.

         "TERMINATION DATE" means September 11, 2001.

         SECTION 2.  ELIGIBILITY AND GRANTS OF OPTIONS.

         2.1. GRANT. The Committee may, at any time prior to the Termination Date, grant to such Employees, Management Directors, Nonmanagement Directors, or Nonemployee Officers as the Committee determines, Options and/or Tax Offset Payments for such Shares as the Committee determines, subject to Sections 3 and 9.

         2.2.     TERMS OF OPTIONS.

                  2.2.1. Options shall be granted upon such terms and conditions as the Committee may determine, at the time of grant or thereafter (subject to Section 8.2), provided however, that such terms and conditions are not inconsistent with the Plan or applicable law.

                  2.2.2. In the absence of any provision in the grant of an Option to the contrary, any Option shall have the following terms:

                           (a) The Options shall be Incentive Options with
respect to the number of Shares permitted by Section 3.4 and Nonincentive Options with respect to all other Shares.

                           (b) Each Option will have an Option Price equal to
the Fair Market Value of a Share on the Date of Grant.

                           (c) Subject to Section 3.3, each Option shall become
exercisable as to 25% of the Shares which are the subject of the Option on completion of each full year of employment of the Optionee after the Date of Grant.

                           (d) Where both an Incentive Option and a Nonincentive
Option are granted, the number of Shares as to which exercisability under
Section 2.2.2(c) accrues at any time shall be calculated on the basis of the total of the Shares subject to both Options and the Options shall become exercisable as to that number of Shares first under the Incentive Option and then under the Nonincentive Option to the extent consistent with Section 422A of the Code.

                           (e) Each Option shall lapse 30 days after the
Termination of the Optionee, except (1) if the Termination is the result of the Optionee's gross misconduct or neglect as determined by the Committee, each Option shall lapse immediately upon Termination, (2) if the Termination is

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the result of the death of the Optionee, the personal representative of the
Optionee's estate shall have the right to exercise all Options during a 60 day period after the Optionee's death, and (3) as provided in Section 3.3.

         2.3. OPTION AGREEMENTS. Each grant of an Option shall be reduced to writing in an Option Agreement, in such form as the Committee determines, within a reasonable period after the Date of Grant.

         2.4. CORPORATE MERGERS, ACQUISITIONS. The Committee may grant Options having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, reorganization or liquidation to which any Employer is a party.

         2.5. STOCKHOLDER APPROVAL. Options may be granted by the Committee prior to the approval of the Plan by the stockholders of the Company, but all such grants shall be subject to approval of the Plan by such stockholders.

         SECTION 3. RESTRICTIONS ON ALL OPTIONS. Each Option shall be subject to the following restrictions:

         3.1. PRICE. No Option shall have an Option Price of less than (a) in the case of an Option issued as replacement for, and contemporaneously with the surrender of an Option already in existence under this Plan, any other plan or otherwise, the lower of the price under such Option or 80% of the Fair Market Value of a Share on the Date of Grant, or (b) in all other cases, 80% of the Fair Market Value of a Share on the Date of Grant

         3.2. SECURITIES REGISTRATION. No Option may be exercised in whole or in part unless the Shares subject to the Option shall have been registered under the Securities Act of 1933 and any applicable state securities laws or, if such registration is not required, unless the Holder shall have furnished the Company with an opinion of counsel acceptable to the Company confirming that such registration is not required. The Company may waive the presentation of an opinion of counsel but may require a written statement signed by the Holder containing investment representations satisfactory to the Company and an agreement to accept such restrictions on transfer of the Shares including, without limitation, the affixing to any certificate representing the Shares of such appropriate legend as the Company may reasonably impose so long as the issuance of such Shares by the Company to the Optionee has not been registered under the Securities Act of 1933 and all applicable state securities laws.

         3.3. EXPIRATION. Each Option shall expire no later than the date ten years after the Date of Grant

         3.4. RESTRICTIONS ON INCENTIVE OPTIONS. Each Incentive Option shall be subject to the following restrictions:


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                  3.4.1. No grant of an Incentive Option may be made to a
Nonmanagement Director or as Nonemployee Officer.

                  3.4.2. If the Optionee is a Substantial Shareholder on the Date of Grant, the Option Price shall be not less than 110% of the Fair Market Value of a Share on the Date of Grant.

                  3.4.3. If the Optionee is not a Substantial Shareholder on the Date of Grant, the Option Price shall be not less than 100% of the Fair Market Value of a Share on the Date of Grant.

                  3.4.4. An Incentive Option granted to an Optionee other than a Substantial Shareholder shall expire no later than the tenth anniversary of the Date of Grant.

                  3.4.5. An Incentive Option granted to a Substantial Shareholder shall expire no later than the fifth anniversary of the Date of Grant.

                  3.4.6. The aggregate Fair Market Value, determined at the Date of Grant, of Shares which may first become exercisable in any calendar year under all incentive stock options granted under plans of the Employer shall not exceed $100,000.

         SECTION 4. TAX OFFSET PAYMENTS. The Committee shall have authority, at the Date of Grant or thereafter, to grant and establish the terms of Tax Offset Payments, accruing on exercise of a Nonincentive Option and/or on certain dispositions of Shares acquired under Incentive Options. Such Tax Offset Payments shall be in an amount determined by multiplying a percentage established by the Committee times the difference between the Fair Market Value of a Share on the date of exercise and the Option Price (or, if the Tax Offset Payment is being made on account of the disposition of Shares acquired under an Incentive Option, the difference between the Fair Market Value of a Share on the date of disposition, if less, and the Option Price) and times the number of Shares as to which the Nonincentive Option is being exercised, or the number of Shares acquired under an Incentive Option of which the Holder is disposing. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Employer to assist Optionees in the payment of federal income taxes incurred on exercise of a Nonincentive Option. The disposition of Shares acquired under Incentive Options for which a Tax Offset Payment shall accrue shall be determined by the Committee in its sole discretion. The Employer shall have the right to withhold any pay over to any governmental entities (federal, state or city) all amounts under a Tax Offset Payment for payment of any income or other taxes incurred on exercise.

         SECTION 5.  EXERCISE OF OPTIONS.

         5.1. NOTICE OF EXERCISE. Options shall be exercised by delivery to the Committee of a Notice of Exercise.

         5.2. DELIVERIES ON EXERCISE. Notice of Exercise under Section 5.1 shall be effective only if:


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                           (a) The Holder pays to the Company the Option Price
for the portion of such Option being exercised in cash, Shares already owned by the Holder having a Fair Market Value on the date of exercise equal to such Option Price, or any combination of the foregoing totaling such Option Price; and

                           (b) If the Employer is not making cash payments to
the Optionee sufficient to allow for withholding of taxes under Section 5.3 at the time of exercise of an Option, the Holder exercising such Option pays to the Company an amount equal to the withholding required to be made less the withholding made under Section 5.3.

         5.3. RIGHT OF EMPLOYER TO WITHHOLD. The Employer shall have the right to withhold from any payments due under the Plan the amounts of any federal, state or local withholding taxes not paid by the Holder at the time of full or partial exercise of an Option or payment under a Tax Offset Payment.

         SECTION 6.  THE COMMITTEE.

         6.1. APPOINTMENT AND TENURE. The Committee shall consist of at least three or more members of the Board of Directors of the Company, who shall serve at the pleasure of the Company. The members of the Committee may receive Options under the Plan only if a majority of the Committee grants such Option (without the vote of the Committee member who is receiving the Option). Any Committee member may be dismissed at any time, with or without cause, upon 10 days' notice from the Company. Any Committee member may resign by delivering a written resignation to the Company. Vacancies arising by reason of the death, resignation, incapacity or removal of a Committee member shall be filled by the Company. If the Company fails to act, and in any event until the Company so acts, the remaining members of the Committee may appoint an interim Committee member, who is then a member of the Board of Directors of the Company, to fill any vacancy occurring on the Committee. If no person has been appointed to the Committee or if no person remains on the Committee, the Board of Directors of the Company or a committee thereof shall so designated by the Board of Directors of the Company act as the Committee.

         6.2. POWERS OF COMMITTEE. The Committee shall have the power to do the following:

                  6.2.1. To grant Options and Tax Offset Payment to Employees, Management Directors, Nonmanagement Directors, or Nonemployee Officers on such terms not inconsistent with the Plan as the Committee determines;

                  6.2.2. To maintain records relating to Optionees and Holders;

                  6.2.3. To prepare and furnish to Optionees and Holders all information required by applicable law or the Plan;

                  6.2.4. To construe and apply the provisions of the Plan and to correct defects and omissions therein;

                  6.2.5. To engage assistants and professional advisers; and

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                  6.2.6. To provide procedures for determination of claims under the Plan.

         6.3. COMPENSATION. The members of the Committee shall serve without compensation for their services as such, but all expenses and costs of the Committee or any member shall be paid or reimbursed by the Company.

         6.4. MEETINGS; MAJORITY RULE. Any and all acts of the Committee taken at a meeting shall be by a majority of all members of the Committee. The Committee may act by vote taken in a meeting, at which a majority of members shall constitute a quorum, if all members of the Committee have received at least 10 days' written notice of such meeting or have waived notice. The Committee may also act by consent in writing without a meeting.

         6.5. DELEGATION. The Committee may delegate to any one or more of its number authority to sign any documents on its behalf or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the Committee, even though he or she alone may sign any document required by third parties. The Committee may elect one of its number to serve as chairman. The chairman shall preside at all meetings of the Committee or delegate such responsibility to another Committee member. The Committee may elect one person to serve as secretary of the Committee. The secretary may, but need not, be a member of the Committee. All third parties may rely on any communication signed by the secretary, acting as such, as an official communication from the Committee.

         6.6. INDEMNIFICATION OF THE COMMITTEE. Each member of the Committee shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent shall not be unreasonably withheld) reasonably incurred by such member in connection with any action to which he may be a party by reason of service as a member of the Committee, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

         6.7. BINDING EFFECT FOR ACTIONS. All actions taken by the Committee under the Plan shall be final and binding on all persons. No member of the Committee shall be liable for any action taken or determination made relating to the Plan, except for willful misconduct.

         SECTION 7. ACTIONS BY COMMITTEE AFTER GRANT. The Committee shall, subject to the consent of the Holder under Section 8.2 where the action impairs or adversely alters the rights of the Holder, have the right at any time and from time to time after the Date of Grant of any Option, to modify the terms of any grant or to take any of the actions described in this Section 7.

         7.1. ANTIDILUTION PROVISIONS. If, subsequent to the date of adoption of the Plan, the Shares should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other such change, be

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increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then:

                  7.1.1. SUBSTITUTION OF SHARES. There shall automatically be substituted for each Share subject to an unexercised Option in whole or in part and each Share available for additional grants of Options the number and kind of shares of stock or other securities into which each Share subject to such Option shall be changed or for which each such Share shall be exchanged;

                  7.1.2. ADJUSTMENT OF OPTION PRICE. The Option Price shall be increased or decreased proportionately so that the aggregate Option Price for the securities subject to the Option shall remain the same as immediately prior to such event; and

                  7.1.3. OTHER ADJUSTMENTS. The Committee shall make such other adjustments to Options and the provisions of the Plan and Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

         7.2. MERGER OF THE COMPANY. In the event that (a) the Company is a party to a merger or consolidation agreement, (b) the Company is a party to an agreement to sell substantially all of its assets, or (c) any person or corporation has publicly announced an offer to purchase more than 5% of the outstanding voting securities of the Company, the Committee, in its discretion, may provide that, for a period of 30 days not extending beyond the periods set forth in Section 3.3 from the date of execution of any such agreement in final definitive form or the announcement of such offer, notwithstanding the provisions of any Option Agreement, all Options granted under the Plan may be exercised in whole or in part during such 30-day period and/or that upon the termination of such 30- day period all such Options shall expire and be null and void.

         7.3. AUTHORITY TO ACCELERATE. Notwithstanding anything else in the Plan to the contrary, the Committee shall have the authority, at the time of grant or at any time or from time to time (subject to Section 8.2) thereafter, to accelerate the time at which Options become exercisable and/or to amend or waive any provisions of the Plan relating to manner of payment or procedures for the exercise of any Options. Any such acceleration may be made effective (a) with respect to one or more or all Optionees under the Plan, (b) with respect to some or all of the Shares subject to an Option of any Optionee and/or (c) for a period of time ending at or before the expiration date of any Option.

         7.4. EXCHANGES. The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option shall be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered shall be cancelled and the Shares previously subject thereto shall be available for the grant of other Options. The Committee may also grant Tax Offset Payments to the Holder of any Option surrendering such Option for a new Option.


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         SECTION 8.  AMENDMENT OF THE PLAN.

         8.1. RIGHT TO AMEND. The Company shall have the right to amend, suspend or terminate the Plan at any time, provided that, unless first approved by the stockholders of the Company, no amendment shall be made in the Plan which:

                  8.1.1. Changes the class of person eligible to receive grants under the Plan;

                  8.1.2. Materially increases the benefits accruing to participants under the Plan; or

                  8.1.3. Increases the number of Shares subject to the Plan.

         8.2. IMPAIRMENT OF RIGHTS OF HOLDERS. No amendment to the Plan or the terms of any grant hereunder shall be made that materially changes the terms of the Plan so as to impair or adversely alter the rights of any Holder without such Holder's consent.

         SECTION 9. SHARES RESERVED. The maximum number of Shares which may be issued under the Plan shall be 50,000, subject to adjustment under Section 7, and such number of Shares shall be reserved for issuance under the Plan. The Shares issued on exercise of Options may be authorized and unissued Shares or Shares held by the Company as treasury stock. If any Option shall terminate, expire, lapse or be cancelled as to any Shares, new Options may thereafter be granted for the purchase of such Shares.

         SECTION 10. RESALE AND PURCHASE OF SHARES. The Optionee acknowledges that Shares purchased pursuant to the Plan will be subject to the terms and conditions of the Option Agreement, including those terms limiting the transfer, resale and/or purchase of such Shares

         SECTION 11.  MISCELLANEOUS.

         11.1. NO RIGHT TO EMPLOYMENT. Nothing in the Plan or in any Option or Option Agreement shall confer upon any Employee any right to continue in the employ of any Employer or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or interfere with or limit the right of any Employer to terminate such Employee's employment at any time or confer upon any director any right to continue as a director for the Company.

         11.2. USE OF PROCEEDS. Proceeds from the sale of Shares under Options shall constitute general funds of the Company.

         11.3. ASSUMPTION. The Plan may be assumed by the successors and assigns of the Company.

         11.4. RIGHTS AS STOCKHOLDER. No Holder shall have any of the rights of a stockholder of the Company with respect to the Shares subject to an Option until certificates for such Shares shall have been issued upon the exercise of such Option.


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         11.5. EXPENSES. All expenses and costs in connection with
administration of the Plan shall be borne by the Company.

         11.6. LIMITATION OF LIABILITY. The liability of the Employer under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any of the Option Agreements and no term or provision of this Plan or any Option Agreement or the Restricted Stock Agreement shall be construed to impose any further or additional duties, obligations or costs on the Employer not expressly set forth in the Plan or the Option Agreement.

         11.7. NO ASSIGNMENTS OF RIGHTS. No Option, Tax Offset Payment or other right under the Plan may be assigned, pledged, hypothecated, given, or otherwise transferred by the Holder.

         11.8. NOTICES. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the Holder at the Holder's address as set forth in the books and records of the Employer, or (b) to the Company or the Committee at the principal office of the Company.

         11.9. CAPTIONS. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

         11.10. APPLICABLE LAW. The Plan shall be governed by and interpreted, construed, and applied in accordance with the laws of the State of Ohio except to the extent that the law of a different jurisdiction is mandatorily applicable.


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